Exhibit 10.7(h)


                                       AMENDMENT NO. 7
                                TO
           SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Amendment No. 7, dated as of March 31, 1995, is between Concurrent Computer Corporation (the "Company"), Fleet Bank of Massachusetts, N.A. ("Fleet") and CIBC Inc. ("CIBC", together with Fleet, the "Lenders").

     WHEREAS, the Company has requested that the Lenders agree to amend the Second Amended and Restated Credit Agreement dated as of July 21, 1993, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of September 28, 1993, Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of November 10, 1993, Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of November 18, 1993, Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of February 18, 1994, Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of August 19, 1994 and Amendment No. 6 to Second Amended and Restated Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") between the Company, the Lenders and Fleet, as Agent for the Lenders:

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and, pursuant to Section 12.04 of the Credit Agreement, the Lenders hereby agree as follows:

     1. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     2. With respect to the fiscal quarter ending March 31, 1995, the Lenders hereby waive the Company's obligations under Section 9.29 of the Credit Agreement.

     3. The Company acknowledges and agrees that (a) as of the date hereof, the principal amount of the Term Loans equals $15,437,500.09, (b) such amount is due and owing to the Lenders without offset, defense or counterclaim of any kind or nature, and (c) on the date of any L/C Advance, the Company shall be obligated to repay Fleet on such date (for its account and for the account of CIBC to the extent CIBC has purchased a pro rata share of such Advance in accordance with the terms of the Credit Agreement) the outstanding amount of such Advance.

     4. The Company acknowledges and agrees that (a) the security interest granted to the Agent pursuant to the Amended Security Agreement constitutes a perfected first priority enforceable security interest in all of the personal property of the Company (other than personal property of the Company which is not included in "Collateral", as defined in such Agreement) which may be perfected by the filing of a UCC financing statement, including without limitation, accounts, inventory, equipment and general intangibles, (b) pursuant to the Mortgage, the Agent has an enforceable first mortgage on the real property (and improvements thereon and fixtures thereat) owned by the Company and located in Tinton Falls and Oceanport, New Jersey, (c) pursuant to the Pledge Agreements and the instruments of transfer executed in connection therewith, the Agent has a first priority security interest in the "Pledged Stock," as defined in each such Agreement, and (d) the foregoing security interests and mortgage secure any and all of the obligations of the Company to the Lenders and/or Agent now existing or hereafter arising, including the obligations of the Company under, arising from or related to the Term Loans and the Standby L/C's (including the Company's obligations to repay any L/C Advance to Fleet for its account and for the account of CIBC to the extent CIBC has purchased a pro rata share of such Advance in accordance with the terms of the Credit Agreement).

     5. Except as otherwise expressly provided above, (a) all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed, and (b) the execution, delivery and effectiveness of this Amendment No. 7 shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Basic Documents, nor constitute a waiver of any provision under any of such Documents.

     6.   The Company represents and warrants that other than with respect to
Section 8.04(i) of the Credit Agreement (a) the representations and warranties set forth in the Credit Agreement and the Security Documents are true and accurate as of the date hereof, and (b) no Specified Event exists.

     7. This Amendment No. 7 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the other parties hereto may execute this Amendment No. 7 by signing any such counterpart. This Amendment No. 7 shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Amendment No.7 to be duly executed under seal as of the date first above written.

                              CONCURRENT COMPUTER CORPORATION


                               By: /S/ Roger J. Mason
                                       Roger J. Mason



                              FLEET BANK OF MASSACHUSETTS, N.A.


                              By:  /S/ Gordon R. Massey
                                       Gordon R. Massey


                              CIBC INC.


                              By: /S/ Tom R. Wagner
                                      Tom R. Wagner